Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of March 1995
Distribution Date of April 20, 1995

Original Pool Amount                   $315,029,921.60

Beginning Pool Balance                 $283,644,074.75
Beginning Pool Factor                        0.9003719

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)   $8,129,436.75
  Interest Collected                     $2,393,214.05

Additional Deposits:
  Repurchase Amounts                             $0.00
  Liquidation Proceeds/Recoveries          $206,279.35
Total Additional Deposits                  $206,279.35

Repos/Chargeoffs                           $162,132.14
Aggregate Number of Notes Charged Off                8

Total Available Funds                   $10,728,930.15

Ending Pool Balance                    $275,352,505.86
Ending Pool Factor                           0.8740519

Servicing Fee                              $236,370.06

Repayment of Servicer Advances                   $0.00

Reserve Account:
  Beginning Balance                     $17,103,445.88
  Target Percentage                              6.00%
  Target Balance                        $16,521,150.35
  Minimum Balance                        $6,615,628.35
  (Release)/Deposit                       $(582,295.53)
  Ending Balance                        $16,521,150.35

                                             Dollars        Notes
Delinquencies:
  Installments:
     1-30 days                            1,095,735.21        797
    31-60 days                              140,179.77        126
    60+ days                                 24,041.89         20

    Total                                 1,259,956.87        798

  Balances:
    60+ days                                810,341.73         20

Memo Item - Reserve Account

  Prior Month                           $17,018,644.49
  + Invest. Income                           84,801.39
  - Withdrawal                                    0.00
    Beginning Balance                   $17,103,445.88

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of March 1995

                                                              [--------------NOTES------------]
                                                                CLASS A-1
                                               TOTAL          (MONEY MARKET)       CLASS A-2         CERTIFICATES
Original
 Pool Amount Dist.:                       $315,029,921.60    $207,000,000.00     $97,000,000.00     $11,029,921.60
 Distribution Percentages                                            100.00%              0.00%              0.00%
 Coupon                                                               7.650%             8.000%             8.300%

Beginning Pool Balance                    $283,644,074.75
Ending Pool Balance                       $275,352,505.86

Collected Principal                         $8,335,716.10
Collected Interest                          $2,393,214.05
Charge-Offs                                   $162,132.14
Servicing                                     $236,370.06
Cash Transfer from Reserve Acount                   $0.00

  Total Collections Available
    for Debt Service                       $10,492,560.09

Beginning Balance                         $283,537,330.92    $175,507,409.32     $97,000,000.00     $11,029,921.60

Interest Due                                $1,841,816.69      $1,118,859.73        $646,666.67         $76,290.29
Interest Paid                               $1,841,816.69      $1,118,859.73        $646,666.67         $76,290.29
Principal Due                               $8,497,848.24      $8,497,848.24              $0.00              $0.00
Principal Paid                              $8,497,848.24      $8,497,848.24              $0.00              $0.00

Ending Balance                            $275,039,482.68    $167,009,561.08     $97,000,000.00     $11,029,921.60
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                          0.8068094738       1.0000000000       1.0000000000

Total Distributions                        $10,339,664.93      $9,616,707.97        $646,666.67         $76,290.29

Interest Shortfall                                  $0.00              $0.00              $0.00              $0.00
Principal Shortfall                                 $0.00              $0.00              $0.00              $0.00
 Total Shortfall (required from Reserve)            $0.00              $0.00              $0.00              $0.00

Excess Servicing                              $152,895.16

Beginning Reserve Account Balance          $17,103,445.88
(Release)/Draw                               $(582,295.53)
Ending Reserve Account Balance             $16,521,150.35

Memo Item - Advances:
 Servicer Advances - Current Month             $31,440.58
 Total Outstanding Servicer Advances        $2,207,901.45

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of March 1995

Trigger Events: A) Loss Trigger
                B) Delinquency Trigger

                                5                 4                 3                 2                 1
                             Dec 1994          Jan 1995          Feb 1995          Mar 1995          Apr 1995
Beg. Pool Balance        $315,029,921.60   $299,440,328.15   $292,007,535.40   $283,644,074.75

A) Loss Trigger:
Principal of Contracts
  Charged off                $158,086.15        $89,289.62       $246,317.21       $162,132.14
Recoveries                         $0.00        $17,510.43        $89,233.40       $206,279.35


Total Charged off
  (Months 5,4,3)             $493,692.98
Total Recoveries
  (Months 3,2,1)             $295,512.75
Net Loss/(Recoveries)
  for 3 Mos.                 $198,180.23(a)

Total Balance
  (Months 5,4,3)         $906,477,785.15(b)

Loss Ratio [(a/b)(12)]           0.2624%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                   $570,408.97       $586,120.87       $810,341.73
  As % of Beginning
    Pool Balance                                  0.19049%          0.20072%          0.28569%
  Three Month Average                             0.12428%          0.14976%          0.22563%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:/s/R. W. CAIN
      R. W. CAIN
      Vice President and Treasurer